EXHIBIT 10.1


                                CLOSING AGREEMENT


     THIS CLOSING AGREEMENT ("Agreement") is dated as of June 16, 2003, by and among LIFETIME HEALTHCARE SERVICES, INC., a Delaware corporation ("Lifetime"), REDWOOD INVESTMENTS ASSOCIATES, L.P., a Delaware limited partnership ("Redwood"), the stockholders of Lifetime listed on Schedule A hereto (the "Stockholders"), DR. JONATHAN LANDOW, M.D., an individual with offices at Two Jericho Plaza - Wing B, Jericho, New York 11753 ("Dr. Landow"), AMERICAN UNITED GLOBAL, INC., a Delaware corporation ("AUGI"), TRACY LANDOW, an individual with office at Two Jericho Plaza - Wing B, Jericho, New York 11753 ("T. Landow"), THE RUBIN FAMILY IRREVOCABLE STOCK TRUST (the "Trust"), and ROBERT M. RUBIN ("Rubin").

     WHEREAS, as of the date hereof, Lifetime has acquired all of the shares of capital stock of NEW YORK MEDICAL, INC., a Delaware corporation ("NYMI"), owned by Redwood (the "Acquisition") pursuant to that certain Stock Purchase Agreement by and among Lifetime, Redwood and NYMI, dated as of March 21, 2003, as amended as of June 16, 2003 (the "Purchase Agreement");

     WHEREAS, the Stockholders own that number of shares of common stock, no par value per share, of Lifetime (the "Lifetime Common Stock"), as set forth on Schedule A hereto;

     WHEREAS, the Trust is currently the record and beneficial owner of approximately 77.6% of the outstanding shares of the common stock of AUGI, $0.01 par value per share ("AUGI Common Stock"), and following consummation of a stock dividend to current AUGI stockholders and the "AUGI Merger" (defined below), will own of record and beneficially the approximate number and percentage of outstanding AUGI Common Stock as set forth on Schedule B hereto;

     WHEREAS, Rubin is the President and Chief Executive Officer of AUGI;

     WHEREAS, T. Landow is the holder and payee under the Landow Note (as that term is defined in the Purchase Agreement);

     WHEREAS, immediately following the consummation of the transactions contemplated by the Purchase Agreement, the Stockholders are causing Lifetime to be merged with a wholly-owned acquisition subsidiary of AUGI (the "AUGI Merger"); as a result of which AUGI Merger, (a) the Stockholders shall receive shares of capital stock of AUGI entitling them to vote the equivalent of up to an aggregate of 4,417,461 shares of AUGI Common Stock, and (b) Lifetime, as the surviving corporation of the AUGI Merger, will become a wholly-owned subsidiary of AUGI and AUGI shall be the indirect beneficial owner of 55% of the outstanding capital stock of NYMI; and

     WHEREAS, Lifetime, the Stockholders, AUGI, Redwood, the Trust, Rubin and Dr. Landow deem it to be in their respective best interests to provide for certain provisions governing the control and operation of AUGI, Lifetime and NYMI for an interim period.

     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto by the Purchase Agreement. As used in this Agreement, the term "Settlement Date" shall mean the date on which the last of the following events (collectively, the "Payment Events") shall have taken place:

               (a) the satisfaction of all obligations of NYMI under the Landow Note; and

               (b) the unpaid principal amount of the original $5,500,000 Note issued pursuant to Section 1.2 of the Purchase Agreement (giving effect to all conversions of principal thereunder) shall be $3,500,000 or less.

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     2. Boards of  Directors.  Commencing  on the Closing Date and ending on the
     Settlement Date:

               (a) Redwood shall have the right to nominate and have elected to the board of directors of each of Lifetime and NYMI (the "Subsidiary Boards"), a total of two (2) directors (the "Redwood Directors");

               (b) The entire Subsidiary Boards shall consist of no more than three (3) directors, of which one (1) director (the "Minority Director") shall be Rubin or such other person as shall be designated by a majority of the entire board of directors of AUGI (the "AUGI Board");

               (c) The AUGI Board shall consist of a total of five (5) persons, of which two (2) directors shall be the Redwood Directors (or such other persons acceptable to Redwood), two (2) directors shall be Rubin and one other person acceptable to Rubin, and the remaining one (1) member of the AUGI Board shall consist of an independent director (within the meaning of the Sarbanes-Oxley Act of 2002 (the "SOX") as applicable to the member of AUGI's audit committee pursuant to Section 301 thereunder) who shall be a person mutually acceptable to Rubin and Redwood (the "Independent Director"); and

               (d) At any time at which (i) the Stockholders and the Trust shall have the right to vote in the election of members of the AUGI Board, and (ii) AUGI shall have the right to vote in the election of members of the Subsidiary Boards, respectively, each of AUGI, the Trust and the Stockholders agree to vote all of the capital stock of AUGI and/or Lifetime it or they own in favor of the election of the Redwood
          Directors to the Subsidiary Boards and the AUGI Board, and the election of the Independent Director to the AUGI Board, as contemplated hereby.

     3. Actions by the Subsidiary Boards and the AUGI Board.

               (a) The Subsidiary Boards. Redwood agrees to, and to cause its affiliates and the Redwood Directors to, only take those actions as members of the Subsidiary Boards in conducting the business and operations of Lifetime and its subsidiaries (including NYMI) as are provided for in this Agreement or in accordance with their fiduciary duties as directors, except that:

                    (i) payments to Redwood,  Dr. Landow,  Tracy Landow or their respective affiliates, associates or related parties shall only be made in accordance with this Agreement and the respective terms of the Purchase Agreement, the Note, the Landow Note and the Employment Agreement (collectively, the "Transaction Documents"), as such terms may be expressly modified by the terms of this Agreement, and any amendments to any of the Transaction Documents shall require the approval of the Minority Director of the Subsidiary Boards, and any such amendment not so approved shall be null and void ab initio;

                    (ii) except as otherwise  prohibited by applicable  law, the
               Minority Director shall have the right to review and approve any amendments or modifications to the terms of the existing management agreements among NYMI and any or all of the
               professional    corporations   being   managed   by   NYMI   (the
               "Professional Corporations"), and any such amendment or modification not so approved shall be null and void ab initio;

                    (iii) neither Lifetime nor NYMI shall make payments on the Landow Note or any other notes or other debt instruments of Lifetime, NYMI or any of their subsidiaries that are held by Redwood, Dr. Landow, Tracy Landow or any of their respective affiliates, associates or related parties, unless such payments
               (A) are made in accordance with the terms of such notes or debt instruments and this Agreement, and (B) would not violate the terms and conditions (with or without notice or the passage of time) of any other debt obligations of Lifetime, NYMI, the Professional Corporations or any of their respective subsidiaries, including Senior Indebtedness (as defined in the Note); and

                    (iv) the Subsidiary Boards shall not, without the consent of the Minority Director, cause or permit NYMI to engage in any of the activities or consummate any of the transactions which would otherwise be prohibited under Section 3(b)(ii) of this Agreement.



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               (b) The AUGI Board.

                    (i) Affirmative Covenants. Until such time as all of the Payment Events shall have occurred, AUGI hereby agrees, the Stockholders and the Trust severally agree, in their capacities as stockholders of AUGI, and Rubin agrees, in his capacity as Chief Executive Officer and a director of AUGI:

                         (A) to cause  the AUGI  Board  not to take any  actions
                    which, in any way, would contravene, amend, modify or overrule any of the actions taken by the Subsidiary Boards in accordance with this Agreement, or otherwise contravene or violate any of the provisions of this Agreement or any of the Transaction Documents; and

                         (B) to cause the AUGI Board to concentrate  its primary
                    efforts toward securing, on or before the dates set forth in clauses (x) and (y) of Section 4(a) of this Agreement, additional debt and/or equity financing for AUGI, and upon securing such financing to (A) first, make payments under the Landow Note and then under the Note to satisfy the Payment Events on a timely basis, as provided in clauses (x) and (y) of Section 4(a) of this Agreement , (B) second, if and to the extent required, to refinance Senior Indebtedness (as defined in the Note), and (C) third, to consummate additional acquisitions acceptable to the Redwood Directors on the AUGI Board; provided, that no additional acquisitions shall be consummated unless and until either prior thereto or simultaneous therewith, all of the Payments Events shall have occurred.


                    (ii)  Negative  Covenants.  Until  such time as the  Payment
               Events shall have occurred, AUGI hereby agrees, and the Stockholders and the Trust severally agree, in their capacities as stockholders of AUGI, that without the prior written consent of Dr. Landow, AUGI shall not, nor shall it permit or otherwise cause Lifetime or NYMI to, engage in or otherwise consummate any of the following:


                         (A) the incurrence of any indebtedness for money borrowed or mortgages, liens or security interests on the assets and properties of NYMI or any of its subsidiaries in excess of the maximum amounts of indebtedness which may be borrowed under any existing credit or similar agreements evidencing Senior Indebtedness of NYMI or any of its subsidiaries, and secured by mortgages, liens and security interests currently securing Senior Indebtedness of NYMI or any of its subsidiaries; provided, however, that prior to the full satisfaction of the Payment Events, NYMI may refinance its outstanding Senior Indebtedness to DVI Business Credit Corp. on terms and conditions acceptable to both the AUGI Board and the Subsidiary Boards;

                         (B) except as  otherwise  provided in Section 4 of this
                    Agreement, a sale of any assets or properties of NYMI or any of its subsidiaries (other than the sale of inventories in the ordinary course of their businesses), or the sale of any of the outstanding shares of capital stock of NYMI or any of its subsidiaries, to any person, firm or corporation;

                         (C) the  issuance of any  additional  shares of capital
                    stock of NYMI or any of its subsidiaries, or any options or warrants to purchase shares of capital stock of NYMI or any of its subsidiaries;

                         (D) except for its  acquisition of the remaining 45% of
                    the NYMI capital stock owned by The New York Medical, Inc. Employee Stock Ownership Plan and Trust (the "ESOP"), the acquisition by AUGI, Lifetime, NYMI or any of their subsidiaries, whether by stock purchase, asset purchase, merger, joint venture, consolidation or like combination of the securities, assets or businesses of any person, firm or corporation (an "Acquisition");

                         (E) except for (x) the Senior Indebtedness  outstanding
                    as at the date of this Agreement (or the refinancing of any such Senior Indebtedness), or (y) up to $250,000 of indebtedness in the aggregate for the purchase or lease of office or medical equipment, causing NYMI or any of its subsidiaries to incur any indebtedness for borrowed money or capitalized lease transactions;

                         (F) altering or terminating in any material respect the
                    basic business of NYMI, Lifetime, AUGI or any of its subsidiaries;

                         (G) except for (x) the payment of  compensation  to Dr.
                    Landow in accordance with the terms of his Employment Agreement, and (y) the payment of compensation to (1) Robert
                    M. Rubin under the terms of the existing Rubin employment agreement with AUGI, (2) Kenneth Orr (or his affiliate) under the terms of the amended and restated consulting agreement, dated of even date herewith between AUGI and such affiliate of Kenneth Orr, and (3) Robert DePalo (or his affiliate) under the terms of the amended and restated finders agreement, dated of even date herewith between AUGI and such affiliate of Robert DePalo (all of which agreements have been fully disclosed to and approved by Dr. Landow and the AUGI Board of Directors), paying any compensation, bonuses or other remuneration or benefits from AUGI, Lifetime, NYMI or any of their respective subsidiaries to any officer, director or stockholder of AUGI, including the Stockholders, Rubin and the Trust, or any of their affiliates;

                         (H) paying or issuing any finders fees' brokerage commissions, placement fees, stock bonuses or stock options (collectively, "Placement Compensation"), whether in AUGI or any subsidiary of AUGI, directly or indirectly (to the extent known by AUGI after reasonable inquiry) to any officer, director or stockholder of AUGI, including Rubin, the Stockholders and the Trust, or any of their affiliates, in connection with any debt and/or equity financing(s) obtained by AUGI; except that Placement Compensation may be paid to the Stockholders or affiliates of the Stockholders (including Robert DePalo) to the extent (x) permitted by applicable securities laws, (y) related directly to the raising of additional capital for AUGI and its subsidiaries for the purposes contemplated by Section 3(b)(i)(B) of this Agreement, and (z) consistent with traditional levels of "underwriters' or placement agent compensation" or as otherwise permitted by the NASD for similar debt and/or equity financings;

                         (I) entering into any related party  transactions  with
                    any of the officers, directors or stockholders of AUGI, Lifetime or NYMI, including Rubin, the Stockholders and the Trust, or any of their affiliates, which would require disclosure in a prospectus filed under Form S-1 under the Securities Act of 1933, as amended, other than transactions pursuant to existing management agreements with the Professional Corporations or amounts incurred in the ordinary course of business except where prohibited by SOX;

                         (J) except for the purchase of and declaration and payment of dividends on the capital stock of NYMI owned by the ESOP, declaring, setting aside, making or paying any dividend or other distribution in respect of the capital stock of NYMI, or consummating the repurchase, redemption or other acquisition of any outstanding shares of capital stock of NYMI or any of its subsidiaries;

                         (K) making any inter-company loan or other advance from
                    NYMI to Lifetime, AUGI or any of their subsidiaries or affiliates, other than transactions pursuant to existing management agreements with the Professional Corporations;

                         (L) effecting any  recapitalization,  reclassification,
                    equity split or like change in the current capitalization of NYMI or any of its subsidiaries;

                         (M)  amending  the  certificate  of   incorporation  or
                    organizational documents of NYMI, AUGI or any of its subsidiaries; or

                         (N) taking any other actions  which,  in any way, would
                    contravene, amend, modify or overrule any of the actions taken by the AUGI Board and/or Subsidiary Boards in accordance with the terms of this Agreement.

     4. Right to Sale of NYMI.

               (a) If (x) by October 17, 2003, the unpaid principal amount of the Landow Note is in excess of $1,000,000 (plus any amount deferred in accordance with Section 8 hereof), or (y) by March 22, 2004, all of the Payment Events shall not have occurred, then a "Default Event" under this Agreement shall be deemed to have occurred. Subject to the conditions set forth below, if either Default Event shall have occurred and is continuing, upon the written request of Dr. Landow given at any time within thirty (30) days after the first occurrence of such Default Event, the AUGI Board and the Subsidiary Boards shall engage the services of an investment banker acceptable to Dr. Landow to sell either (i) all of the securities of NYMI then owned by Lifetime or AUGI, or (ii) all or a portion of the assets and liabilities of NYMI (either, a "Sale of NYMI"), at the highest price then available and on such other terms and conditions as shall be acceptable to Dr. Landow, and shall take all steps reasonably necessary to consummate the Sale of NYMI.

               (b) Notwithstanding the foregoing, a Sale of NYMI shall not be consummated unless all of the following conditions shall have been satisfied:

                    (i) such Sale of NYMI is approved by the Subsidiary Boards;

                    (ii) the  Subsidiary  Boards and the AUGI  Board  shall have received a "fairness opinion" from an independent financial advisor with respect to the Sale of NYMI, to the effect that, based upon the then business, financial condition and prospects of NYMI and the Transaction Documents, the price and payment terms of the Sale of NYMI is fair to Lifetime, AUGI and the AUGI stockholders from a financial point of view; and

                    (iii) the Sale of NYMI does not require AUGI,  Lifetime,  or any of their Subsidiaries or their respective affiliates or successors to incur any contingent liability following the Closing in connection with the Sale of NYMI; provided, however, if required by any prospective purchaser as a condition to the Sale of NYMI, AUGI and Lifetime shall make representations, warranties, covenants or agreements for the benefit of any prospective purchaser in connection with the Sale of NYMI that are standard and customary for such a transaction if and only if AUGI and Lifetime each receive an indemnity from Redwood or another entity deemed creditworthy by the AUGI Board and the Subsidiary Boards in the exercise of their good faith judgment.

               (c) The proceeds from any Sale of NYMI shall be applied in the following order of priority:

                    (i) first to pay all  out-of-pocket  costs  (other  than the fairness opinion described in Section 4(b)(i) above) associated with the Sale of NYMI, including professional fees, commissions and related expenses;

                    (ii) second,  to pay all accrued and unpaid  indebtedness of
               NYMI other than $1,500,000 of existing indebtedness to AUGI not assumed by the purchaser, if any;

                    (iii) third, to pay all then outstanding  indebtedness  owed to the holders of the Landow Note and the Note;

                    (iv) fourth, to pay the costs of the fairness opinion described in Section 4(b)(i) above; and

                    (v) to the extent of any remaining  net  proceeds,  the same shall be remitted to AUGI.

     In the event that the net proceeds from the Sale of NYMI based upon the above applications, shall be insufficient to satisfy in full all of the Payment Events, any unpaid amounts then due to the holders of the Landow Note and the Note shall remain obligations of Lifetime and AUGI and shall be payable to the holders of the Landow Note and the Note on a date which shall be the earlier to occur of (i) six months from the date of consummation of the Sale of NYMI, or
(ii) immediately upon consummation of any debt or equity financing(s) for AUGI subsequent to the date of consummation of the Sale of NYMI.


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     5. Use of Proceeds.  All net proceeds which shall be obtained in connection
with  any  contemplated   debt  and/or  equity   financings  for  AUGI  and  its
subsidiaries shall be used and applied in the following order of priority: (i) first, to make payments under the Landow Note and then under the Note to satisfy the Payment Events, (ii) second, if and to the extent required, to refinance Senior Indebtedness (as defined in the Note), and (iii) third, to consummate additional acquisitions acceptable to the Redwood Directors on the AUGI Board; provided, that no additional acquisitions shall be consummated unless and until either prior thereto or simultaneous therewith, all of the Payments Events shall have occurred.

     6. Lock-Up. In addition to and not in lieu of any other lock-up or related agreements contained in the Merger Agreement, each of the Stockholders and the Trust agree not to sell, transfer, hypothecate or assign any shares of Lifetime Common Stock or AUGI capital stock (including any shares of AUGI Common Stock into which such shares of AUGI capital stock may be converted) issued to them in connection with the AUGI Merger or otherwise, until the earlier until the earlier to occur of (a) May 21, 2004 and (b) date on which the last of the Payment Events occurs.

     7. Termination. This Agreement shall terminate and be of no further force or effect upon the last of the Payment Events to occur.

     8. Deferral of Landow Note. Notwithstanding anything to the contrary contained herein, in the event that either (a) DVI Business Credit Corp. ("DVI") does not extend the due date of its existing lending facility (the "DVI Facility") for at least six (6) months from September 24, 2003, or (b) NYMI finds a replacement lender to replace DVI and there is a shortfall in the borrowing base such that the refinancing is for less than the balance outstanding at September 24, 2003, T. Landow hereby agrees to defer the repayment of the amount of such shortfall up to $500,000 of the Landow Note owed to T. Landow by AUGI for up to twelve (12) months from the date hereof.

There shall be no deferral if DVI extends the DVI Facility or another asset-based lender refinances 100% of the debt due under the DVI Facility. In the event of a deferral of a portion of the Landow Note, such deferred portion shall accrue interest, from the date of such deferral, at an annualized rate of twelve percent (12%) until satisfied in full.

In consideration of the above deferral by T. Landow, the principal stockholders of AUGI shall pledge an amount of AUGI Common Stock equal in market value on the date of such deferral determined by multiplying (x) the dollar amount of the portion of the Landow Note that is deferred pursuant hereto by (y) two (2). Any and all decisions as to the choice of a replacement lender and the terms of such replacement loan shall be made by the AUGI Board.

     9. Amendment. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

     10. Assignment. This Agreement is not assignable by any party hereto and any purported assignment of this Agreement shall be null and void and of no effect. Notwithstanding the foregoing, AUGI and/or Lifetime may assign this Agreement to any successor entity of which NYMI is a direct or indirect wholly owned subsidiary; provided, that such assignment will not relieve AUGI or Lifetime from any of its obligations under this Agreement, and any such assignee shall execute a counterpart of this Agreement pursuant to which such assignee shall guaranty the performance of all obligations of all of the parties to this Agreement.

     11. Governing Law. This Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State, without regard to such State's conflicts of laws principles.

     12. Guaranty. Simultaneous with the AUGI Merger, AUGI and Lifetime shall enter into a guaranty agreement, reasonably acceptable to Redwood and Dr. Landow, dated as of the date hereof, with respect to the Transaction Documents (the "Guaranty").

     13. AUGI Capitalization. Upon consummation of the AUGI Merger and a dividend of shares of convertible preferred stock to the stockholders of AUGI immediately prior to consummation of such AUGI Merger, the issued and outstanding AUGI capitalization shall be substantially in the form of Schedule B annexed hereto.

     14. Survival. The respective rights and obligations of each of the parties to this Agreement, the Purchase Agreement, the Guaranty, and any other Transaction Documents shall survive the AUGI Merger and any merger of AUGI with any other entity.

     15. Conflicts. In the event of any conflicts shall exist between the terms and conditions contained in this Agreement or in any of the Transaction Documents, the terms and conditions of this Agreement shall govern.


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     IN WITNESS WHEREOF, the parties have executed this Agreement or caused this
Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                           LIFETIME HEALTHCARE SERVICES, INC.


                           By:           /s/Robert DePalo
                          ------------------------------
                                    Name:   Robert De Palo
                                    Title:  President and Secretary

                           REDWOOD INVESTMENTS ASSOCIATES, L.P.


                           By:____________________________________
                                    Name:
                                    Title:

                           NEW YORK MEDICAL, INC.


                           By:____________________________________
                                    Name:
                                    Title:

                           DR. JONATHAN LANDOW, M.D.


                           By: /s/ Jonathan Landow, M.D.
                           -----------------------------
                           Dr. Jonathan Landow, M.D.


                           AMERICAN UNITED GLOBAL, INC.


                           By:/s/ Robert M. Rubin
                           ---------------------------------
                                    Name:    Robert M. Rubin
                                    Title:   CEO

                           RUBIN FAMILY IRREVOCABLE STOCK TRUST


                           By:/s/ Robert Schulman
                           ----------------------------------
                                    Name:    Robert Schulman
                                    Title:   Trustee



            /s/ Tracy Landow                  /s/ Robert M. Rubin
            ----------------                  -------------------
            TRACY LANDOW                      ROBERT M. RUBIN

                          SCHEDULE A
                                   The Stockholders


                             CORICO INC.


                             By:____________________________________
                                      Name:
                                      Title:
                                      Shares of Lifetime:  155


                             JD LAUREN INC.


                             By:____________________________________
                                      Name:
                                      Title:
                                      Shares of Lifetime: 99


                             OLD OAK FUND, INC.


                             By:____________________________________
                                      Name:
                                      Title:
                                      Shares of Lifetime: 13


                             ALLIED INTERNATIONAL FUND INC.


                             By:____________________________________
                                      Name:
                                      Title:
                                      Shares of Lifetime: 214


                             DEPALO FAMILY IRREVOCABLE STOCK TRUST


                             By:____________________________________
                                      Name:
                                      Title:
                                      Shares of Lifetime: 25



                                                              Schedule B

                                         Lifetime      Merger            Dividend         Common          Percentage
Stockholder                               Shares   Preferred Stock   Preferred Stock      Stock           ownership (1)
-----------                               ------   ---------------   ---------------      -----           -------------

Joshua Silverman                             11           4,802             - - -          96,032             0.6 %
Elizabeth Berman                             21           9,167             - - -         183,333            1.15 %
Leo T. Abbe                                  21           9,167             - - -         183,333            1.15 %
Nancy Abbe Trust                             64          27,937             - - -         558,730            3.49 %
Merav Abbe Irrevocable Trust                 43          18,770             - - -         375,397            2.35 %
Scott Cohen                                  54          23,571             - - -         471,429            2.95 %
Corico Inc                                  155          67,659             - - -       1,353,175            8.46 %
JD Lauren Inc.                               99          43,214             - - -         864,286             5.4 %
Saudry LLC                                   21           9,167             - - -         183,333            1.15 %
Old Oak Fund, Inc.                           13           5,675             - - -         113,492            0.71 %
Allied International Fund, Inc.             214          93,413             - - -       1,868,254           11.68 %
DePalo Family Irrevocable Trust              25          10,913             - - -         218,254            1.36 %
Bruce Meyers or designee (2)                321         140,119             - - -       2,802,381           17.52 %
Joseph Catania                                3           1,310             - - -          26,190            0.16 %
K-Krew and Company                            6           2,619             - - -          52,381            0.33 %
                                          -----           -----            -------      ---------           -------

          Lifetime stockholders           1,071         467,500             - - -       9,350,000           58.45 %
                                          -----         -------            -------      ---------           -------

Rubin Trust                               - - -           - - -           180,382       5,157,474 (3)       32.24 %

Public Stockholders                       - - -           - - -            52,118       1,490,153 (4)        9.31 %
                                                                           ------       ---------           -------


          Augi stockholders               - - -           - - -           232,500       6,647,624 (5)       41.56 %
                                                                          -------       ---------           -------

Post-Merger stockholders:                                                              15,997,624              100%
                                                                                       ==========           =======



     (1) Presumes issuance of common stock upon conversion of Series B-2 Convertible Preferred Stock (the "Merger Preferred Stock") and the Series B-3 Convertible Preferred Stock (the "Dividend Preferred Stock"). Calculations assume all the preferred converts at once (not made in accordance with Rule 13d-3).

     (2) Subject to redemption for $2,802 in the event certain financing events do not occur.

     (3) Of which 1,549,831 currently outstanding and 3,607,643 issuable upon full conversion of Dividend Preferred Stock.

     (4) Of which 447,793 currently outstanding and 1,042,357 issuable upon full conversion of Dividend Preferred Stock

     (5) Of which 1,997,624 currently outstanding and 4,650,000 issuable upon full conversion of Dividend Preferred Stock